SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANSPRO, INC.

                    MJG ASSOCIATES, INC.
                        GABELLI PERFORMANCE PARTNERSHIP
                                 5/13/03            1,000             3.8000
                                 5/12/03            5,000             3.7132
                    GAMCO INVESTORS, INC.
                                 6/03/03            5,500             4.4945
                                 6/02/03            4,500             4.3156
                                 5/27/03            2,000             5.0400
                    GABELLI ADVISERS, INC.
                                 6/04/03           43,400             4.5800
                                 6/03/03            1,600             4.4200
                                 5/30/03           10,000             4.3368
                                 5/23/03           16,000             4.5704
                                 5/22/03           16,600             4.3500
                                 5/19/03           17,400             4.3500
                                 5/12/03           16,500             3.6812
                                 5/01/03              500             3.4200
                                 4/29/03            5,000             3.8530
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 5/16/03            1,300             4.0763


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.